Exhibit 3.2

EXHIBIT A

3.1	DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK

The Series A  Preferred Stock (“Series A Stock”) shall consist of 30,000,000 shares, par value $.001  per share. The preferences, rights and privileges of the Series A Stock shall be as follows:

3.1.1	Voting Rights
Each share of Series A Stock shall be entitled to two hundred (200) votes on all matters for which the shareholders of the corporation have the right to vote. The holders of shares of Series A Stock and the holders of Common Stock shall vote together as a single class on all matters.

3.1.2.	Dividends
Dividends, if and when declared and paid,  shall be declared and set aside for any shares of the Series A Stock in the same manner as the Common Stock.

3.1.3	Liquidation Preference
In the event of any liquidation, dissolution or winding up of the corporation, the holders of the Series A Stock shall be entitled to be paid out of the assets of the corporation available for distribution to its shareholders in the same manner as, and without preference over, the holders of Common Stock or any other series of Preferred Stock issued and outstanding.

3.1.4	Redemption
The Corporation shall have the right to call for redemption of all or any part of the Series A Stock from any source of funds legally available therefor. The Corporation shall effect such redemption by paying in cash in exchange for the shares of Series A Stock to be redeemed the sum of $.0001 per share of Series A Stock, as adjusted for any stock dividends, combinations or splits with regard to such shares,  plus any accumulated but unpaid dividends. ( “Series A Redemption Price”). At least 15 days but no more than 30 days  prior to redemption written notice (“ Redemption Notice”) shall be mailed, first class postage prepaid, to each holder of record,  at the close of business on the business day next preceding the day on which the notice is given, of the Series A Stock to be redeemed, at the address shown on the records of the Corporation for such holder. The Redemption Notice shall notify each holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date and Redemption Price, the place at which payment may be obtained and calling upon each holder to surrender to the Corporation, in the manner and at the place designated, his certificates representing the shares to be redeemed. Each holder of Series A Stock to be redeemed shall surrender to the Corporation the certificates representing such shares in the manner and at the place designated in the Redemption Notice. Thereafter, the Redemption Price shall be payable to the order of the person whose name appears on such certificates as the owner thereof.

Each such surrendered certificate shall be canceled. No share or shares of Series A Stock redeemed or otherwise acquired by the Corporation shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.  The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Stock accordingly.

3.2	Designation of Series B Convertible Preferred Stock

The Series B Convertible Preferred Stock (“Series B Stock”) shall consist of 40,000,000 shares, par value $.001  per share. The preferences, rights and privileges of the Series B Stock shall be as follows:

3.2.1	Voting Rights
Each share of Series B Stock shall be entitled to one (1) on all matters for which the shareholders of the Corporation have the right to vote. The holders of the Series B Stock and the holders of Common Stock shall vote together as a single call on all matters.

3.2.2	Dividends
Dividends, if and when declared and paid,  shall be declared and set aside for any shares of the Series B Stock at the rate of four and one-half (4 ½%) per annum based on a price per share for the Series B Stock of Three Dollars ($3.00). The dividends shall be cumulative and shall be paid in Common Stock of the Corporation upon the exercise of the Conversion Rights set forth in Section 3.2.4 herein.

3.2.3	Liquidation Preference
In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Series B Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders in the same manner as, and without preference over, the holders of Common Stock or any other class of Preferred Stock issued and outstanding.

3.2.4	Conversion Rights
Each share of Series B Stock shall be convertible, at the option of the holder,  into one (1) share of Common Stock of the Corporation, without the payment of any additional consideration; PROVIDED, HOWEVER, that such conversion can only occur at the time that the Corporation attains either (a) annualized pre-tax net income of 23.5%; (b) an EBITDA of 23.5% or (c) the Common Stock of the Corporation is attains a price of $4.00 per share for any three (3) of five (5) consecutive quarterly periods, as quoted in the OTC Bulletin Board or any other national securities exchange; PROVIDED FURTHER, that each share of Series B Stock shall be converted automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock, into the number of shares of Common Stock into which such Series B Stock is convertible hereunder upon the earlier of, (a) immediately prior to the closing of a firmly underwritten, public offering by the Corporation of its Common Stock, registered under the Securities Act of 1933, as amended; or (b) upon a  merger or acquisition of the Corporation.

3.2.5	Conversion Procedures
To exercise the  conversion privilege, each holder of Series B Stock shall surrender the certificate or certificates representing shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares.  Such notice shall also state the name or names, with address or addresses, in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued.  The certificate or certificates for shares of Series B Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank.  The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series B Stock being converted, shall be the "Series B Conversion Date."  As promptly as practicable after the Series B Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series B Stock being converted, or on its written order such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Stock, cash in the amount of all declared and unpaid dividends on such shares of Series B Stock up to and including the Series B Conversion Date, and cash in respect of any fraction of a share of Common Stock issuable upon such conversion.  Such conversion shall be deemed to have been effected immediately prior to the close of business on the Series B Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.  No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Stock, but the Corporation shall pay to the holder of such shares a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock, as determined in a reasonable manner prescribed by the board of directors, at the close of business on the Series B Conversion Date.  The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series B Stock being converted at any one time by any holder thereof, not upon each share of Series B Stock being converted. In the event some but not all of the shares of Series B Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the shares of Series B Stock that were not converted.

3.2.6	Adjustments to Conversion
In the event the Corporation shall issue any additional shares of Preferred Stock without considerationor  for a consideration per share less than value of the Common Stock to be issued upon conversion of the Series B Stock,   other than Common Stock issued or issuable to employees, officers or directors of the Corporation directly, or pursuant to Corporation benefit or compensation plan,  to the extent such issuances are approved by the board of directors of the Corporation, the number of shares of Common Stock into which the Series B Stock can be converted will be adjusted proportionally.

3.2.7	Reservation of Shares
The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Stock and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

3.2.8	Redemption
The Corporation shall not have the right nor the obligation  to call for redemption of all or any part of the Series B Stock.

3.3.	DESIGNATION OF SERIES C CONVERTIBLE PREFERRED STOCK

The Series C Convertible Preferred Stock (“Series C Stock”) shall consist of 100,000,000 shares, par value $.001  per share. The preferences, rights and privileges of the Series C Stock shall be as follows:

3.3.1	Voting Rights
Each share of Series C Stock shall be entitled to one (1)  vote on all matters for which the shareholders of the Corporation have the right to vote. The holders of shares of Series C Stock and the holders of Common Stock shall vote together as a single class on all matters.

3.3.2	Dividends
Dividends, if and when declared and paid,  shall be declared and set aside for any shares of the Series C Stock in the same manner as the Common Stock.

3.3.3	Liquidation Preference
In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Series C Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders in the same manner as, and without preference over, the holders of Common Stock or any other class of Preferred Stock issued and outstanding.

3.3.4	Conversion Rights
Shares of  Series C  Stock may, at the option of the holder, be converted at any time into such number of fully paid and nonassessable shares of Common Stock as are equal to the product obtained by multiplying the Series C Conversion Price  by the number of shares of Series C Stock being converted. The Series C Conversion Price shall be equal to the average of the closing trading price of the Common Stock in the over-the-counter market or on a nationally recognized exchange for each of the ten consecutive (10) trading days immediately prior to conversion, less a twenty percent  (20%) discount from such closing trading price; PROVIDED, HOWEVER, that each share of Series C Stock shall be converted automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock, into the number of shares of Common Stock into which such Series C Stock is convertible hereunder upon the earlier of, (a) immediately prior to the closing of a firmly underwritten, public offering by the Corporation of its Common Stock, registered under the Securities Act of 1933, as amended; or (b) upon a  merger or acquisition of the Corporation.

3.3.5	Conversion Procedures
To exercise the  conversion privilege, each holder of Series C Stock shall surrender the certificate or certificates representing shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares.  Such notice shall also state the name or names, with address or addresses, in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued.  The certificate or certificates for shares of Series C Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank.  The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series C Stock being converted, shall be the "Series C Conversion Date."  As promptly as practicable after the Series C Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series C Stock being converted, or on its written order such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series C Stock, cash in the amount of all declared and unpaid dividends on such shares of Series C Stock up to and including the Series C Conversion Date, and cash in respect of any fraction of a share of Common Stock issuable upon such conversion.  Such conversion shall be deemed to have been effected immediately prior to the close of business on the Series C Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series C Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series C Stock, but the Corporation shall pay to the holder of such shares a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock, as determined in a reasonable manner prescribed by the board of directors, at the close of business on the Series C Conversion Date.  The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series C Stock being converted at any one time by any holder thereof, not upon each share of Series C Stock being converted. In the event some but not all of the shares of Series C Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the shares of Series C Stock that were not converted.

3.3.6	Adjustments to Conversion
In the event the Corporation shall issue any additional shares of Preferred Stock without considerationor  for a consideration per share less than value of the Common Stock to be issued upon conversion of the Series C Stock,   other than Common Stock issued or issuable to employees, officers or directors of the Corporation directly, or pursuant to Corporation benefit or compensation plan,  to the extent such issuances are approved by the board of directors of the Corporation, the number of shares of Common Stock into which the Series C Stock can be converted will be adjusted proportionally.

3.3.7	Reservation of Shares
The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Stock and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

3.3.8	Redemption
The Corporation shall not have the right nor the obligation  to call for redemption of all or any part of the Series C Stock.

3.4	DESIGNATION OF SERIES D CONVERTIBLE PREFERRED STOCK

The Series D Convertible Preferred Stock (“Series D Stock”) shall consist of 20,000,000 shares, par value $.001  per share. The preferences, rights and privileges of the Series D Stock shall be as follows:

3.4.1	Voting Rights
The Series D Stock shall have no voting rights.

3.4.2	Dividends
Dividends, if and when declared and paid,  shall be declared and set aside for any shares of the Series D Stock in the same manner as the Common Stock.

3.4.3	Liquidation Preference
In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Series D Stock shall be entitled to receive a liquidation preference over the Common Stock and any other series of Preferred Stock issued and outstanding of  $1.00, appropriately adjusted for any stock dividend, split or combination of such Series D Stock,  for each outstanding share of Series D Stock held by them, plus any declared but unpaid dividends per share on such outstanding shares of Series D Stock.

3.4.4	Conversion Rights
Shares of  Series D  Stock may, at the option of the holder, be converted at any time into such number of fully paid and nonassessable shares of Common Stock as are equal to the product obtained by multiplying the Series D Conversion Price  by the number of shares of Series D Stock being converted. The Series D Conversion Price shall be equal to the average of the closing trading price of the Common Stock in the over-the-counter market or on nationally recognized exchange for each of the ten consecutive (10) trading days immediately prior to conversion, less a twenty percent  (20%) discount from such closing trading price; PROVIDED, HOWEVER, that each share of Series D Stock shall be converted automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock, into the number of shares of Common Stock into which such Series D Stock is convertible hereunder upon the earlier of, (a) immediately prior to the closing of a firmly underwritten, public offering by the Corporation of its Common Stock, registered under the Securities Act of 1933, as amended; (b) upon a  merger or acquisition of the Corporation; or (c) upon the demand of  the Corporation upon thirty (30) day's written notice

3.4.5	Conversion Procedures
To exercise the  conversion privilege, each holder of Series D Stock shall surrender the certificate or certificates representing shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares.  Such notice shall also state the name or names, with address or addresses, in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued.  The certificate or certificates for shares of Series D Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank.  The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series D Stock being converted, shall be the "Series D Conversion Date."  As promptly as practicable after conversion, the Corporation shall issue and shall deliver to the holder of the shares of Series D Stock being converted, or on its written order such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series D Stock, cash in the amount of all declared and unpaid dividends on such shares of Series D Stock up to and including the Series D Conversion Date, and cash in respect of any fraction of a share of Common Stock issuable upon such conversion.  Such conversion shall be deemed to have been effected immediately prior to the close of business on the Series D Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series D Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.  No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series D Stock, but the Corporation shall pay to the holder of such shares a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock, as determined in a reasonable manner prescribed by the board of directors, at the close of business on the Series D Conversion Date.  The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series D Stock being converted at any one time by any holder thereof, not upon each share of Series D Stock being converted. In the event some but not all of the shares of Series D Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the shares of Series D Stock that were not converted.

3.4.6	Adjustments to Conversion
In the event the Corporation shall issue any additional shares of Preferred Stock without considerationor  for a consideration per share less than value of the Common Stock to be issued upon conversion of the Series D Stock,   other than Common Stock issued or issuable to employees, officers or directors of the Corporation directly, or pursuant to Corporation benefit or compensation plan,  to the extent such issuances are approved by the board of directors of the Corporation, the number of shares of Common Stock into which the Series D Stock can be converted will be adjusted proportionally.

3.4.7	Reservation of Shares
The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Stock and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

3.4.8	Redemption
The Corporation shall not have the right nor the obligation  to call for redemption of all or any part of the Series D Stock.